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                                                                    EXHIBIT 12.1


Earnings Per Share


Corn Products International, Inc.
Computation of Net Income
Per Share of Capital Stock

(All figures are in thousands except per share data)

                                                                               Year Ended
                                                                            December 31, 1999
                                                                          ----------------------
Basic
Shares outstanding at the start of the period                                        37,560
Weighted average of new shares issued during the period                                  21
Weighted average of shared issued during the period for exercise of stock options         1
Weighted average of treasury shares purchased during the period                        -279
                                                                                  ---------
Average shares outstanding - basic                                                   37,303

Effect of Dilutive Securities
Dilutive shares outstanding - Assuming dilution                                         823
Shares assumed to have been purchased for treasury with assumed proceeds from
  the exercise of stock options                                                        -725

                                                                                  ---------
Average shares outstanding - assuming dilution                                       37,401

Income from continuing operations                                                    77,191
Net income                                                                           77,191

Income Per Share - Basic
         Continuing operations                                                         2.06
         Net Income                                                                    2.06

Income Per Share - Dilutive
         Continuing operations                                                         2.06
         Net Income                                                                    2.06